Exhibit 99.2

News Release

Sprint

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contacts:

Scott Sloat, Sprint

240-855-0164

Scott.sloat@sprint.com

SoftBank Press office

+ 81 3 6889 2300

Jim Barron, SoftBank

212-687-8080

jbarron@sardverb.com

Investor Contacts:

Brad Hampton, Sprint

800-259-3755

investor.relations@sprint.com

Sprint and SoftBank Announce Completion of Merger

OVERLAND PARK, Kan., and TOKYO – July 10, 2013 – Sprint Nextel Corporation (NYSE: S) (“Sprint”) and SoftBank Corp. (TSE: 9984) (“SoftBank”) today announced the completion of their merger whereby SoftBank has invested approximately $21.6 billion in Sprint, consisting of approximately $16.6 billion to be distributed to Sprint stockholders and an aggregate $5 billion of new capital ($1.9 billion at closing) to strengthen Sprint’s balance sheet. Sprint stockholders voted to approve the transaction at a special meeting of stockholders held on June 25, 2013.

Through this transaction, approximately 72 percent of current Sprint shares are being acquired by SoftBank for $7.65 per share in cash, and the remaining shares are being converted into shares of a new publicly traded entity named Sprint Corporation. Each Sprint stockholder had the option to elect to receive one share of common stock in the new company or to elect to receive cash, subject to proration, for each share of Sprint common stock owned by that stockholder. A stockholder who made no election was deemed to have elected cash.

Based on the elections made by Sprint stockholders, each stockholder that elected to receive stock will receive one share of stock in Sprint Corporation, and each stockholder that elected (or was deemed to have elected) to receive cash will receive a combination of $5.647658 in cash and 0.261744048 of a share of stock in Sprint Corporation. As a result of the transaction, the ownership of current Sprint equity holders in a stronger, more competitive Sprint will be approximately 22 percent, while SoftBank will own approximately 78 percent, both calculated on a fully diluted basis.

Sprint Corporation will be listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol, “S.” Sprint Corporation has been advised by the NYSE that it is expected that Sprint Corporation will continue to trade on the NYSE’s “when-issued” market on

July 11, 2013 and regular trading under the ticker symbol “S” will commence on Friday, July 12, 2013. Sprint Corporation stockholders should contact their brokers for instructions on trading in the NYSE’s “when-issued” market.

Dan Hesse has been appointed Chief Executive Officer of Sprint Corporation and will serve on the board of directors. Masayoshi Son, founder, Chairman and CEO of SoftBank will serve as Chairman of the Sprint Corporation board of directors and Ronald Fisher, director of SoftBank and president of SoftBank Holdings Inc., has been appointed Vice Chairman. Admiral Michael G. Mullen, Former Chairman, Joint Chiefs of Staff, has been named to the Sprint Corporation board of directors as Security Director. Robert Bennett, Gordon Bethune and Frank Ianna, who are currently members of the Sprint board, will also serve on the Sprint Corporation board of directors. SoftBank and Sprint have not yet determined the remaining members of the Sprint Corporation board of directors. The company’s headquarters will remain in Overland Park, Kansas.

The Raine Group LLC is serving as lead financial advisor to SoftBank. Mizuho Securities, Goldman Sachs, Deutsche Bank, JP Morgan and Credit Suisse also served as advisors. SoftBank’s legal advisors include Morrison & Foerster LLP as lead counsel, Mori Hamada & Matsumoto as Japanese counsel, Dow Lohnes PLLC as regulatory counsel, Potter Anderson & Corroon LLP as Delaware counsel, and Foulston & Siefkin LLP as Kansas counsel.

Citigroup Global Markets Inc., Rothschild Inc. and UBS Investment Bank are co-lead financial advisors for Sprint. Sprint’s legal advisors include Skadden, Arps, Slate, Meagher & Flom LLP as lead counsel, Lawler, Metzger, Keeney and Logan as regulatory counsel, and Polsinelli PC as Kansas counsel. The Special Committee of the Sprint Board of Directors is being advised by Bank of America Merrill Lynch, Shearman & Sterling LLP, Bingham McCutchen LLP and Spectrum Management Consulting.

About Sprint

Sprint offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint served more than 55 million customers at the end of the first quarter of 2013 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint as the most improved company in customer satisfaction, across all 47 industries, during the last five years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

About SoftBank

SoftBank was established in 1981 by its current Chairman & CEO Masayoshi Son and has based its business growth on the Internet. It is currently engaged in various businesses in the information industry, including mobile communications, broadband services, fixed-line telecommunications, and portal services.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the transactions between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”, now named “Sprint Corporation”), and the acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, factors as detailed from time to time in Sprint’s, Sprint Corporation’s and Clearwire’s filings with the Securities and Exchange Commission (“SEC”), including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, and other factors that are set forth in the proxy statement/prospectus contained in Starburst II’s Registration Statement on Form S-4, which was declared effective by the SEC on May 1, 2013, and in other materials that have been filed by Sprint, Starburst II and Clearwire in connection with the transactions, which are available on the SEC’s web site (www.sec.gov).

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, neither Sprint nor SoftBank undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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